Exhibit 99.1

Amended and Restated Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) (the “Statement”) with respect to the Class I Common Shares of Beneficial Interest, par value $0.001 per share, of FS Energy Total Return Fund. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. Each of the undersigned hereby agrees that, unless differentiated, this Statement is filed on behalf of each of the parties.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 31st day of December, 2018.

FRANKLIN SQUARE HOLDINGS, L.P.

By:	/s/ Michael C. Forman
Name:	Michael C. Forman
Title:	Chief Executive Officer

By:	/s/ Michael C. Forman
Michael C. Forman

FORMAN FAMILY FOUNDATION

By:	/s/ Michael C. Forman
Name:	Michael C. Forman
Title:	Trustee

By:	/s/ Jennifer Rice
Jennifer Rice

By:	/s/ David J. Adelman
David J. Adelman

DARCO CAPITAL, LP

By:	Darco Capital GP, LLC, its General Partner

By:	/s/ David J. Adelman
Name:	David J. Adelman
Title:	Authorized Person

DARCO CAPITAL GP, LLC

By:	/s/ David J. Adelman
Name:	David J. Adelman
Title:	Authorized Person

FSETR SCV FEEDER I LLC

By:	/s/ Michael C. Forman
Name:	Michael C. Forman
Title:	Authorized Person